CONSTRUCCIONES ELECTROMECANICAS CONSONNI, S.A.

AUDIT REPORT AND ANNUAL ACCOUNTS
AS AT 31 DECEMBER 1998 AND
DIRECTORS' REPORT 1998

                              AUDIT REPORT OF THE
                                 ANNUAL ACCOUNTS

Page 3
                                ANNUAL ACCOUNTS
                               AT 31 DECEMBER 1998

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CONSTRUCCIONES ELECTROMECANICAS CONSONNI, S.A.

PROFIT AND LOSS ACCOUNT FOR THE YEARS ENDED ON 31 DECEMBER 1998 AND 1997 (Expressed in thousands of Pesetas -- PThs)

DEBIT                                                      1998           1997     CREDIT
-----                                                      ----           ----     ------
A)  EXPENSES                                                                        B)  INCOME
    2.   Consumption and other outside expenses
         (Note 15.2)                                     976,641       750,193          1.   Net turnover
                                                                                             a)    Sales (Note 15.1)
    3.   Personnel costs (Note 15.3)                     366,742       388,781
         a)   Salaries and wages                         292,935       314,811          2.   Increases in inventories of finished
         b)   Social Security and other charges           73,807        73,970               work in progress (Note 15.2)

    4.   Provision for depreciation and                   35,904        57,519          4.   Other operating income
         amortization (Notes 5 and 6)                                                        a)    Other income and other current
                                                                                                   operating income
    5.   Variation in trade provisions                                  11,789
         a) Variation in the provision for
            decline in value of inventories                   --        10,463
         b)   Variation in the provision for                  --         1,326
              doubtful debts

    6.   Other operating expenses                        103,667       119,947
         a)   External services (Note 15.4)              102,681       118,979
         b)   Taxes                                          986           968

    I.    OPERATING PROFIT                               130,292            --

    7.   Financial expenses                               28,481        21,531
         a)   Debts with group companies (Note            12,534            --
              10.2)
         c)   Debts and expenses with third parties       15,947        21,531


    II.  FINANCIAL PROFIT                                     --            --          II.  FINANCIAL LOSS


    III. PROFIT FROM ORDINARY ACTIVITY                   101,811            --          III. LOSS ON ORDINARY ACTIVITY

    11.  Losses on disposal of fixed assets                            165,776          10.  Extraordinary income
                                                       ----------    -----------
    13.  Extraordinary expenses                           10,947       274,216          13.  Income and Profit from previous
                                                                                             years
                                                       ----------    -----------
                                                       ----------    -----------
    14.  Expenses and losses from previous years             211        48,622          14.  Results From the temporary
                                                                                             receivership
                                                       ----------    -----------
                                                       ----------    -----------
    IV.  EXTRAORDINARY PROFIT                                 --       255,793          IV.  EXTRAORDINARY LOSS
                                                       ----------    -----------
                                                       ----------    -----------
    V.   PROFIT BEFORE TAX                                97,655       182,573          V.   LOSSES BEFORE TAX
                                                       ----------    -----------
                                                       ==========    ===========
    VI.  NET PROFIT FOR THE YEAR               PThs       97,655       182,573          VI.  NET LOSS FOR THE YEAR      PThs
                                                       ==========    ===========


CONSTRUCCIONES ELECTROMECANICAS CONSONNI, S.A.

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED ON 31 DECEMBER 1998
(Expressed in Thousands of Pesetas - PThs)

NOTE 1   -- ACTIVITY

Construcciones Electromecanicas Consonni, S.A., hereinafter the Company, was set up on 21 July 1972 under the name "Equipos E1ectricos Consonni, S.A.", and changed its name to its present name on 9 March 1973.

Its corporate object is to study, design, build, perfect, repair and install and sell high-, medium- and low-voltage electric equipment.

Its corporate address and its production facilities and administrative offices are located in Bilbao.

The worsening of the economic and financial situation brought about by the drop in market demand, together with the reduction in prices and margins forced Company Management to apply for a declaration of temporary receivership, in a decision adopted by the Board of Directors on 23 July 1996, which was ratified by the Universal, Extraordinary General Shareholders Meeting on 10 September 1996. The court issued the relevant report on 7 march 1997.

The proposal for an Agreement, executed on 21 July 1997, which has been agreed to by creditors for an amount totaling PThs 191,282 of total liabilities which, after deducting the credits entitled to abstain, amounted to PThs 264,597, thus fulfilling the requirement that it must be more than two-thirds of the debtor's liabilities, includes, inter alia, the following agreements:

b) Holders of credit rights which do not qualify for any special system and who are affected by this agreement, shall be paid 10% of their credits in the following manner and periods:

                           - During the first two years after the date this agreement is approved, no amount shall be paid.

                           - On the dates the 3rd, 4th, 5th, 6th, 7th and 8th year after the Decision approving the Agreement becomes firm, they shall be paid 17% in each of the four first years mentioned above and 16% in the two last years mentioned, i.e. the 7th and 8th years, of the amount that is equal to 10% of the debts owed to them. No interest shall accrue on the debts.

c) The remainder of the debts owed to them, i.e. 90%, shall be cleared, subject to the final settlement and payment of the amounts resulting from point a) above.

d) Consequently, any failure to pay any of the amounts on the aforementioned dates shall entail non-performance of the agreement, and the agreement shall be deemed not to have been approved and the creditor who has accepted the settlement shall recover its right to be paid the entire amount owed to it as set out in the final list submitted to the Court by the Receiver.

e) The preferred debts (pledged, separately privileged, etc.) shall be paid in the manner which is agreed with each of the private individuals or legal entities who are entitled to such preferences. This agreement shall apply to them if they formally agree to it.

f) The debts owed to the Social Security and Tax Authorities of Bizkaia are recognized as being preferential and privileged. Therefore, said debts shall be paid by the Company, for the amounts, on the dates and in the manner and subject to any other terms that are expressly agreed with the General Treasury of the Social Security and the Tax Authorities of Bizkaia.

g) A Watchdog Committee shall be set up to check that this Agreement is complied with.

The Creditor's Agreement has been approved by a Court Decision dated 5 March
1998.

NOTE 2    -- BASES OF PRESENTATION OF THE ANNUAL ACCOUNTS

The annual accounts have been obtained from the Company's accounting records and are presented in accordance with the generally accepted accounting principles set out in current legislation. The Company's annual accounts for 1998 have yet to be approved by the General Shareholders Meeting. However, the Board of Directors does not expect may changes to be made to them as a result of said approval.

The figures set out in the documents that make up these annual accounts, the balance sheet, the profit and loss account and these notes to the accounts, are expressed in thousands of pesetas (PThs).

NOTE 3   -- PROPOSED DISTRIBUTION OF PROFIT

The General Shareholders Meeting will be asked to approve the profit for the year, PThs 97,655, and its distribution to the Legal Reserve (10%) and to Voluntary Reserves after Tax loss carryforwards have been offset.

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NOTE 4    -- VALUATION STANDARDS

The most significant accounting principles and practices used in the preparation of the annual accounts are as follows:

a)       RESEARCH AND DEVELOPMENT EXPENSES

         Research and development expenses are valued according to the incurred costs.

         They are amortized using the straight line method, over 7 years starting from the year after they are included in fixed assets.

b)       COMPUTER APPLICATIONS

         They are stated at cost.

         They are amortized over 7 years starting from the year after they are included in fixed assets.

c)       ASSETS BEING ACQUIRED UNDER FINANCE LEASES

         The relating to the finance lease contracts are recorded in the accounts as intangible assets at the cash value of the asset, net of its accumulated amortization, calculated in accordance with the estimated useful life of the related assets, and recording under liabilities the debt for the outstanding installments plus the amount of the purchase option, credited to the captions Bank loans and overdrafts - Creditors for short-term finance leases and Bank loans - Creditors for long-term finance leases on the balance sheet. Furthermore, the deferred financial expenses arising from these operations are recorded as a charge under the capital Deferred expenses on the asset side of the balance sheet, and charged to profit and loss in each year on a pay-back basis.

d)       TANGIBLE FIXED ASSETS

         The tangible fixed assets that were recorded on the balance sheet at 31 December 1992 are stated in accordance with valuations made by Galtier Hispania, S.A., in December 1989 and in January 1992, and updated in line with the Retail Price Index for 1992. Additions made as from 1993 are stated at purchase or production cost, in the case of work carried out by the company's staff.

         The effect of the revaluation made in 1996, in accordance with Local Law 1996/6, to Update Balance Sheets, dated 21 November, has been included in the value of the assets. The maximum rates allowed under Local Law 1996/6 were used in the revaluation carried out in 1996.

         The company's tangible fixed assets at 31 December 1997 were valued by an Independent expert. This valuation has determined that the net book value of the assets at the aforementioned date was slightly lower than the result of the valuation carried out.

         Tangible fixed assets are depreciated using the straight line method over the useful lives of the respective assets, taking into account the depreciation that is effectively suffered as a result of operating, using and enjoying the asset.

         The useful lives used to calculate the depreciation of tangible fixed assets are as follows:

                                                                    PRIOR
                                                                --------------
         Machinery                                                     18
         Installations                                                 20
         Tools and dies                                                10
         Furniture and office equipment                                10
         Vehicles                                                       5

e)       INVESTMENTS

         Investment securities, be they long-term or current -asset, fixed or variable income, are valued at acquisition cost.

         Provisions are set up as necessary to record any permanent decline in the value of the investment, whenever the cost price is higher than the amount that results from using rational valuation criteria.

f)       DEFERRED EXPENSE

         They record deferred financial expense which the Company considers should be charged over several years. They are amortized when the debts fall due.

g)       INVENTORIES

         Inventories of raw materials are valued at acquisition cost, using the average weighted price method.

         Work in progress is valued at production cost, which is determined by adding the costs directly relating to manufacture to the cost of acquiring the raw materials and other consumable materials.

         Finished products are valued at selling price less the amount of costs not yet incurred.

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Page 9

         Whenever the market or replacement cost of inventories is lower than those indicated in the previous paragraph, the values are corrected and provisions for `decline in value are set Lip accordingly.

h)       TRADE DEBTORS AND CREDITORS

         Debits and credits that result from the company's trading activities, be they debit or credit, short- or long-term, are valued at their nominal value.

         Provisions are set up according to the risk of bad debt.

i)       BALANCES WITH GROUP AND ASSOCIATED UNDERTAKINGS

         For reporting purposes, group and associated undertakings are deemed to include companies in which the Company has no holding but which are related to the Company because they are directly or indirectly controlled by a single company or private individual related to the shareholders of Construcciones Electromecnicas Consonni, S.A. (Note
         12).

j)       OTHER DEBTS

         Credit line accounts are recorded as the balance of the amount drawn down.

         The amount of discounted bills is recorded, until it matures, under Debtor accounts and Bank loans and overdrafts.

k)       CORPORATION TAX

         The profit and loss account records, when applicable, the Corporation Tax effect, the calculation of which envisages the gross tax accruing in the year, as well as any rebates and deductions in the gross tax to which the Company is entitled.

         According to the principle of conservative valuation, tax credits stemming from tax loss carryforwards and tax rebates and deductions to which the company is entitled are not taken to profit and loss in the year they are generated, and are expensed in the year they are offset or used.

l)       EXCHANGE RATE DIFFERENCES

         Debtors and creditors denominated in foreign currencies are valued at year-end exchange rates.

m)       LONG-TERM ASSETS AND LIABILITIES

         Assets and liabilities are deemed to be long term when they accrue after more than one year.

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Page 10

n)       INCOME AND EXPENSES

         Income and expenses are recorded on the accruals basis, regardless of when the resulting monetary or financial flow occurs.

NOTE 5   -- INTANGIBLE ASSETS

5.1      The movements recorded in this caption during the year are as follows:

                                                                   BALANCE AT                           BALANCE AT
                                                                    31.12.97          ADDITIONS          31.12.98
                                                                 ----------------    -------------    ---------------
         GROSS
         Other research and development expenses                       98,737                -            98,737
         Licenses                                                       3,096                -             3,096
         Computer applications                                         19,003            4,290            23,293
         Rights over assets acquired under finance leases
                                                                            -            7,408             7,408
                                                                 ----------------    -------------    ---------------
                                                                      120,836           11,698           132,534
                                                                 ----------------    -------------    ---------------
         ACCUMULATED AMORTIZATION

         Other research and development expenses                       36,682           13,814            50,496
         Licenses                                                       1,093              501             1,594
         Computer applications                                          8,773            2,027            10,800
         Rights over assets acquired under finance leases
                                                                            -                -                 -
                                                                 ----------------    -------------    ---------------
                                                                       46,548           16,342            62,890
                                                                 ----------------    -------------    ---------------
         NET                                       PThs                74,288                             69,644
         ---                                                     ================                     ===============

5.2 Other research and development expenses include work carried out by the Company to develop new medium-and low-voltage prototypes. The net amount at 31 December 1998 is PThs 48,241.

5.3 The most significant data related to assets acquired under finance leases is as follows:

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

                TERM OF                   ORIGINAL COST     INSTALLMENTS                                      VALUE
                  THE                     NOT INCLUDING       PAID IN                                           OF
               CONTRACT       MONTHS         PURCHASE          PRIOR        INSTALLMENTS     INSTALLMENTS    PURCHASE
  ASSET        (MONTHS)      ELAPSED          OPTION           YEARS        PAID IN  1998    OUTSTANDING      OPTION
-----------    ----------    ---------    -------------     ------------    ------------     ------------    ---------
   Car            48            7            7,236               -              1,400            8,199          172


         Deferred interest expense not accrued at 31 December 1998 is recorded under Deferred expenses on the asset side of the balance sheet (Note 8).

         The amount of installments outstanding at 31 December 1998 has been recorded, together with the value of the purchase option yet to be taken up, under the captions Bank loans-Creditors for long-term finance lease and Bank loans and overdrafts-Creditors for short-term finance lease in the balance sheet (Note 13), in line with the due dates of the aforementioned installments, as broken down here below:

         SHORT-TERM                                             PThs 2,400
                                                          ===================
         LONG-TERM

         2000                                                        2,400
         2001                                                        2,400
         2002                                                          999
                                                          -------------------
                                                                PThs 5,799
                                                          ===================

NOTE 6   -- TANGIBLE FIXED ASSETS

6.1 The movements in the accounts of this caption during the year are as follows:

                                                      BALANCE AT                           BALANCE AT
                                                       31.12.97          ADDITIONS          31.12.98
                                                    ----------------    -------------    ---------------
         GROSS
         Machinery                                       163,206            1,099           164,305
         Technical plant                                 105,828            1,301           107,129
         Tools and dies                                   40,390               47            40,862
         Furniture                                        66,016            3,216            69,232
         Other fixed assets                                9,034                -           390,562
                                                    ----------------    -------------    ---------------
                                                         384,474            6,088           390,562
                                                    ----------------    -------------    ---------------
         ACCUMULATED AMORTIZATION

         Machinery                                        78,259            6,865            85,124
         Technical plant                                  44,843            6,068            50,911
         Tools and dies                                   27,651            2,250            29,901
         Furniture                                        44,513            3,520            48,033


Page 12


         Other fixed assets                                5,455              859             6,314
                                                    ----------------    -------------    ---------------
                                                         200,721           19,562           220,283
                                                    ----------------    -------------    ---------------
         NET                          PThs               183,753                            170,279
         ---                                        ================                     ===============

6.2 During 1988, 1991 and 1992, the Company carried out various different voluntary reevaluations in accordance with the reports of independent experts and on trends in the retail price indices since the assets had first been recorded as tangible fixed assets. The approximate net effect of these reevaluations was 217 million of pesetas.

         On 31 December 1996 the Company also, in accordance with Local Law 6/1996, dated 21 November, restated its tangible fixed assets for a net amount of PThs 30,580. Part of this revaluation was used in 1997 to write off losses accumulated by the company.

6.3 The General Shareholders Meeting of the Company adopted a decision to make up for the lack of documentation about certain tangible fixed assets by proceeding to have the net values of the tangible fixed assets assessed as at 31 December 1997.

         The result of the assessment carried out by an independent expert was that the net value of the company's assets as at 31 December 1997 was slightly lower than their market value at the aforementioned date.

         It is Company's policy to take out whatever insurance policies are deemed necessary in order to cover against any risks that might affect tangible fixed assets.

NOTE 7   -- INVESTMENTS

The movements in the various different accounts in the Investments caption during the year are as follows:

                                                                   BALANCE AT                           BALANCE AT
                                                                    31.12.97          ADDITIONS          31.12.98
                                                                 ----------------    -------------    ---------------
         Long-term securities portfolio                                 175                275               450
         Deposits and guarantee deposits given                        1,610              4,200             5,810
                                                                 ----------------    -------------    ---------------
                                                           PThs       1,785              4,475             6,260
                                                                 ================    =============

NOTE 8   -- DEFERRED EXPENSE

The movements recorded in the year under this caption are the following:

                                                                Interest expense
                                                                on finance lease
                                                                      agreements
                                                           ---------------------
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Page 13

Balance at 31 December 1997                                               --
New finance lease agreement in 1998                                      927
Transfer to profit and loss                                             (262)
                                                                   -------------
Balance at 31 December 1998                                 PThs         665
                                                                   =============

NOTE 9   -- CUSTOMERS' ACCOUNTS FOR SALES AND SERVICES

9.1 The analysis of the caption Customers' accounts for sales and services at 31 December 1998 is as follows:

                                                                    BALANCE AT
                                                                      31.12.98
                                                               ----------------
         Trade debtors                                                 114,527
         Trade bills
         discounted pending maturity (Note 13)                          12,736
         Doubtful trade debts                                            1,326
                                                                   ------------
                                                   PThs                128,589
                                                                   ============

9.2      There has been no movement in the provision for doubtful debts in 1998.

NOTE 10  --BALANCES AND TRANSACTIONS WITH GROUP AND ASSOCIATED
           COMPANIES

10.1 The balances with Group and associated companies as at 31 December 1998 are the following:

         Equipos de Control Electrico, S.A.:
         -  Invoices receivable                                        349,511
         -  Unissued invoices                                          149,836
                                                                    ------------
                                                   PThs                499,347
                                                                    ============

10.2 Set out below are the transactions carried out with group and associated undertakings during 1998:

                                                                       PThs
                                                               -----------------
         Sale                                                        1,197,350
         Interest expense                                               12,534

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NOTE 11  -- PUBLIC ENTITIES

11.1

                                                                                  SHORT-TERM         LONG-TERM
                                                                                                     ----------------
                                                                       DEBIT              CREDIT              CREDIT
                                                                     BALANCE             BALANCE             BALANCE
                                                                 ------------     ---------------    ----------------
        Bizkaia Tax Authorities
        -    Current debt:
             Withholdings                                                194                  --                  --
             VAT                                                       1,130               8,358                  --
             Payroll withholding tax                                      --              10,901                  --
        -    Deferred debt                                                --              35,450             283,600
        Social Security:
        -    Current debt                                                 --               7,508                  --
        -    Deferred debt                                                --               8,196             148,947
        Bilbao City Authorities                                           --                  --                 534
        Basque Regional Authorities                                       --               6,000              48,550
                                                                 ------------     ---------------    ----------------
                                                        PThs           1,324              76,413             481,631
                                                                 ============     ===============    ================

11.2 The balance of the deferred debt with the Local Tax Authorities of Bizhaia includes the amount of the principal and late-payment interest for VAT, Personal Income Tax and Sales Tax for prior years which amounted to PTHs 631,716 at 1996 December 31.

         Under an agreement between the Company and the Local Tax Authorities dated 19 December 1997, the total debt was reduced by 45%, which represented PThs 284,272. The remaining PThs 347,444 shall be paid by the Company over a 10-year period, at 10% per year in quarterly installments, starting in 1998.

         Late-payment interest shall be charged on this deferral of 55% of the total debt at a rate of 4.5% per annum.

11.3 The amount of the overdue debt owed to the Social Security authorities records employer's contributions not paid in prior years, which totaled PThs 273,292 as at 1996 December 31. On 16 February 1998, an agreement was reached between the Company and the General Treasury of the Social Security Authorities under which the Authorities reduced the total debt by 40%, i.e. by PThs 109,317. The remaining debt, PThs 163,975 will be paid over a period of 8 years, at the following rates: first and second years 5%; third and fourth years 10%; fifth and sixth years 15% and seventh and eighth years 20%.

         Interest will be charged on the principal outstanding on this deferral at a rate of 4.5% per annum.

11.4 The balance with the Basque Regional Authorities records the principal and the interest on a loan originally granted by the Caixa and guaranteed by this entity, which had to repay it, as the Company failed to honor its repayments. At 31 December 1996 the debt totaled PThs 219,181.

         Under an agreement between the Basque Regional Authorities dated 30 December 1997 the total debt was reduced by 45%, involving an amount of PThs 98,631. Furthermore, an amount of PThs 60,000 was used to reduce the debt as a result of the foreclosure on the mortgage on the Company's property assets carried out in 1997. The remaining PThs 60,550 shall be paid over a period of 10 years in quarterly installments, starting on 31 March 1998.

         Interest will be charged on this deferral at a rate of 4.5% per annum.

11.5 Unaccrued income included in the debt deferral agreements entered into with the bodies referred to in the above sections, which has not been recorded as an increased debt with said institutions, amounts to PThs 99,378 in all.

11.6 The repayment schedule of the long-term deferred debt, based on the agreements reached with the public entities indicated in the above paragraphs is as follows:

         2000                                                          56,572
         2001                                                          57,939
         2002                                                          64,771
         2003                                                          66,137
         2004 et seq.                                                 236,212
                                                                --------------
                                                       PThs           481,631
                                                                ==============

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Page 16

NOTE 12 -- SHAREHOLDERS' EQUITY

12.1 Set out below is an analysis of movements in the captions that make up the Company's shareholders' equity during 1998:

                                                         BALANCE                 1997                         BALANCE
                                                              AT               PROFIT           1998               AT
                                                        31.12.97         DISTRIBUTION         PROFIT         31.12.98
                                                    --------------                         ----------     -------------

         Share capital                                   350,000                   --             --           350,000

         Revaluation reserves:
         -    Revaluation P.R. 6/96
              (Note 6)                                    14,535                   --             --            14,535
                                                    --------------        -------------    ----------     -------------
         Previous-year losses                           (223,027)             182,573             --           (40,454)

         Profit/loss for the year                        182,573             (182,573)        97,655            97,655
                                                    --------------        -------------    ----------     -------------
                                           PThs          324,081                    --        97,655           421,736
                                                    ==============        =============    ==========     =============

12.2 The Extraordinary General Shareholders Meeting of the Company, held on 19 December 1997, decided to reduce the Company's share capital to zero in order to offset losses and simultaneously to increase it by three hundred and fifty million pesetas by creating and issuing 35,000 new registered shares, each with a par value of Pts. 10,000, fully subscribed.

         As of 31 December 1998, 39% of the share capital has been paid in, equal to an amount of PThs 136,500.

         The analysis of shareholders' holdings at 31 December 1998 is as follows:

                                                                           PERCENTAGE
                                                              PTHS            HOLDING
                                                       ------------    ---------------
         Consonni USA Inc.                                 308,000                88%
         Other shareholders, private individuals            42,500                12%
                                                       ------------    ---------------
                                                           350,000               100%
                                                       ============    ===============


12.3     REVALUATION RESERVES RESTATEMENT LOCAL LAW 6/1996

         The balance of this account may not be used until it has been checked and accepted by the Authorities or five years elapse as from the date the restated balance sheet date.

         However, the part of the balance relating to losses on transfers of restated assets may be used.

         After the balance of the account has been checked or the deadline for checking it has expired, it may be used for:

-        Eliminating book losses.

- Increasing capital, one or more times, after the rectifications proposed have been accepted and accumulated losses have been eliminated. At the same time an appropriation may be made to the legal reserve to increase it by up to 20% of the amount of the capital increase.

- The balance of the account yet to be used to reserves not available for distribution.

         If all or part of the balance of the account is used before it has been checked and accepted or such check becomes statute-barred, or if it is used for purposes other than those indicated in the previous paragraph, the appropriate taxes must be paid.

NOTE 13  -- BANK LOANS AND OVERDRAFTS

The analysis of the balance at 31 December 1998 included in the captions Bank loans and overdrafts is as follows:

                                                                             SHORT          LONG
                                                                              TERM          TERM
                                                                                       ----------
Creditors for finance lease (Note 5,3)                                       2,400         5,799
Creditors for bills discounted (Note 9)                                     12,736            --
Banco Exterior de Espana, credit balance of current account                 18,165            --
                                                                        -----------    ----------
                                                              PThs          33,301         5,799
                                                                        ===========    ==========

NOTE 14 -- TAX SITUATION

14.1 In spite of the profits recorded in 1998, there has been no Corporation Tax expense because the tax loss carryforwards were higher.

         The Corporation Tax basis of assessment and reported profits are the same.

14.2 The tax losses carried forward from previous years yet to be offset as at 31 December 1998 are set out below:

         Year the                       Last year for               Amount of
         Loss was                          offsetting                the loss
         recorded
         -------------------------
         1996                                    2011                 161,721
                                                               ---------------
                                                         PThs         161,721
                                                               ===============

14.3 The following taxes are open to inspection for the years mentioned herebelow:

         Corporation Tax                           1993 and following
         Value Added Tax                           1994 and following
         Transfer Tax                              1994 and following
         Personal Income Tax                       1993 and following

NOTE 15 -- INCOME AND EXPENSES

15.1 Net turnover, PThs 1,595,593, virtually all relates to sales in the domestic market.

15.2     Supplies and variation in inventories:

         a)                                            RAW MATERIALS CONSUMED
                                              --------------------------------
                    Opening inventories                            90,245
                    Purchases                                     977,920
                    Closing inventories                           (91.524)
                                                            ------------------
                                              PThs                976,641
                                                            ==================


         b)       Changes in stocks of finished goods and work in progress
                  -------------------------------------------------------------

                                                                                                              CHANGE
                                                                OPENING               CLOSING             (INCREASE)
                                                            INVENTORIES           INVENTORIES               DECREASE
                                                       -----------------     -----------------
                  Work in progress and semi-
                     finished products                           61,246             (173,741)              (112,495)
                  Finished goods                                 94,842                    --                 94,842
                                                          --------------     -----------------
                                                   PThs         156,086             (173,741)               (17,653)
                                                          ==============

15.3     The distribution of the personnel by category is as follows:

         Executives                                                      5
         Administrative staff                                            3
         Sales staff                                                     7
         Purchases                                                       2
         Draughtsmen                                                     8
         Workshop                                                       58
                                                                      =====
         Total                                                          83
                                                                      =====


15.4     The analysis of external services, PThs 102,681 is the following:

         Leases                                                      7,169
         Repairs and maintenance                                     1,880
         Supplies                                                    8,451
         Insurance                                                   2,160
         Services of independent professionals                       8,624
         Transport                                                  13,747
         Office material and communications                          7,393
         Other expenses                                             53,266
                                                                ===========
         Total                                        PThs         102.681
                                                                ===========


NOTE 14  -- OTHER INFORMATION

16.1 The members of the Board of Directors have not been paid any remuneration for their duties as Board members, and have been paid a global amount of PThs 13,487 in salaries.

16.2 The Company has been given guarantees by various different banks for an amount totaling PThs 12,830, approximately, as security with regard to customers for different orders that have been fulfilled.

16.3 As the Company's computer applications will not be significantly affected by the Y2000K effect or the introduction of the euro, the Company has not incurred any cost in the year not will have any significant additional costs in the future in these connections.

16.4     At 31 December 1998 the Company does not hold own shares.

NOTE 17 - THE COMPANY'S PLAN FOR THE FUTURE

Page20

The company, in order to strengthen its financial and asset situation, and to meet all its commitments, has drawn up a strategic plan for the future, consisting of the following aspects:

a)       LIFTING THE TEMPORARY RECEIVERSHIP

         Towards the end of 1997 and the first two months of 1998, the Company managed to reach agreements which have enabled the temporary receivership to be lifted in March 1998 (Note 1).

         Solutions that were acceptable to both parties were agreed with all the creditors, which enabled it to continue normal operations with suppliers and banks. A major reduction in debt of more than 735 million of pesetas was obtained, and the balances owed to public authorities were deferred over periods of between 8 and 10 years. In this way the company's stability was ensured and new shareholders undertook, together with the executive group, to contribute 350 million of pesetas in a capital increase, which exceeds the best previous levels of equity. At 31 December 1998, 136.5 million of pesetas of the 350 million of pesetas agreed had been contributed (Note 12).

(b)      ACTION SCHEDULE

         The resources obtained from contributions and being released from immediate debt payment commitments are going to be used for:

         1.       Increasing the Company's ordinary activities.

         2.       Using outside resources to reduce manufacturing costs.

         3.       Developing new markets.

         4. Improving the information systems in order to better control production and costs, for which purpose the ideas set out in the Modernisation and Management Plan proposed by our consultants shall be followed.

         5. Developing new activities in the commercial area, using the Company's sales and technical department.

         6.       Broadening the product range.

                  The sales division shall be strengthened with a view to export business.

c)       Budget. follow-up and control

         The Company has set up a committee of its administrative, financial and technical managers to budget and set priorities for the points in the Strategic Plan. It began to work as from the second quarter of 1998, after the debt settlement agreements had been signed and the temporary receivership had been lifted by court order.

NOTE 18 - STATEMENTS OF SOURCE AND APPLICATION OF FUNDS FOR THE YEARS ENDED ON 31 DECEMBER 1998 AND 1997


APPLICATIONS                           1998          1997        SOURCES                              1998            1977
3.         Acquisitions of                                       1.  Funds generated from
           fixed assets                                              operations                       133,821       502,756
           a) Intangible assets        11,698           947
           b) Tangible assets           6,088         3,881
           c) Investments               4,475           175
                                                                 2.  Shareholders' contributions      136,500             -
                                                                     a) Capital increase

7.         Cancellation or                                       4.  Short term liabilities
           transfer   to  short                                      b)  Bank
           term  of   long-term        54,921       83,642               loans                         5,799              -
           debt

9.         Deferred expense               927            -           c)  Other companies                   -         23,158

                                                                 7.  Early repayment or
                                                                     transfer to short-term of
                                                                     investments                           -          3,530

      Total applications   PThs        78,109       88,645           Total sources          PThs     276,120        589,444
                                     =========     ==========                                       ==========    =============
      EXCESS  OF  SOURCES  OVER
      APPLICATIONS    (INCREASE
      IN WORKING CAPITAL)  PThs

                                      198,011      500,799
      CHANGE IN WORKING                                                                    1998                           1997
                                                                 -------------------------------    ---------------------------
      CAPITAL                                                      Increase          Decrease       Increase        Decrease
                                                                 -------------     -------------    ----------    -------------
      2.   Inventories                                               20,119                 -             -         155,215
                                                                    330,980                 -             -             636
                                                                          -           109,534       651,756               -
                                                                          -                 -             -          21,000
                                                                          -            45,368        32,232               -
                                                                      1,814                 -             -           6,338
                                                                 -------------     -------------    ----------    -------------
                                                                    352,913           154,902       683,988         183,189
                                                                 -------------     -------------    ----------    -------------
                                                      PTHS          198,011                         500,799
                                                                 =============                      ==========

The resources (used) generated in the operations are determined from the book result, in the following manner:

                                                                                   1998                   1997
                                                                             ------------------    -------------------
Reported profit (loss)                                                              97,655                 182,573
   +      Depreciation and amortisation for the year                                35,904                  57,519
   +      Deferred expenses taken to profit and loss                                   262                      81
   +      Loss on disposal of tangible fixed assets                                      -                 165,776
   +      Intangible assets written off                                                  -                  96,807
                                                                             ------------------    -------------------
                                                                    PThs           133,821                 502,756
                                                                             ==================    ===================

NOTE 19 SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN SPANISH' GAAP AND US GAAP FOR THE YEAR ENDED 1998

The following represents a description of certain differences in accounting policies related to the Company between Spanish Generally Accepted Accounting Principles (hereinafter Spanish GAAP) and United States Generally Accepted Accounting Principles (hereinafter US GAAP):

(a) RECONCILIATION OF NET INCOME AND SHAREHOLDERS' EQUITY BETWEEN SPANISH GAAP AND US GAAP

                                                                 NET            PRIOR YEARS             SHAREHOLDERS'
                                                              INCOME             NET EQUITY                    EQUITY
                                                    -----------------    -------------------    ----------------------
As   reported   in  the   accompanying   annual

accounts at December 31, 1998                                97,655                 324,081                 421,736

Adjustments for US GAAP purposes:

1.      Elimination uncalled share capital                        -                (213,500)               (213,500)

2.      Research and development costs                       13,814                 (62,055)                (48,241)

3.      Tax effect (32.5%)                                   (4,490)                 20,168                  15,678

4.      Computer applications depreciation



                                                                  -                  (6,308)                 (6,308)

5.      Tax effect (32.5%)                                        -                   2,050                   2,050

6.      Fixed assets revaluation                              1,700                 (12,835)                (11,135)

7.      Tax effect (32.5%)                                     (553)                  4,171                   3,618

8.      Recognition   of  tax  losses   carried
        forward from prior years                                  -                  52,559                  52,559

9.      Tax    deferred    assets,    valuation
        allowance                                             5,043                 (78,948)                (73,905)
                                                    -----------------    -------------------    ----------------------

Total adjustments net of taxes                               15,514                (294,698)               (279,184)
                                                    -----------------    -------------------    ----------------------
Net   income   and   Shareholder's   equity  in
accordance with US GAAP at December 31, 1998
PThs                                                        113,169                  29,383                 142,552
                                                    =================    ===================    ======================


1.       Uncalled Share Capital

         Elimination of the amount of share capital pending payment (uncalled share capital) by charging the nominal value of the registered capital (share capital).

2.       Research and development costs

         In accordance with Spanish GAAP, research and development costs are capitalised when they are incurred, and are then generally amortised over five years. In accordance with US GAAP, these costs must always be expensed as incurred.

3. Recognition of the Deferred tax asset in the balance sheet, originated by the adjustment included in paragraph 2 above, at full value, calculated on balance sheet temporary differences using the tax rates at which the taxes are expected to be paid.

4.       Depreciation of Computer Applications

         Adjustment to recalculate the amount of depreciation under the caption Computer applications on the basis of an estimated useful life of 3 years.

         The effect in the net income for the year 1998 has resulted insignificant.

5. Recognition of the Deferred tax asset in the balance sheet, originated by the adjustment included in paragraph 4, above, at full value, calculated on balance sheet temporary differences using the tax rates at which the taxes are expected to be paid.

6.       Revaluation reserve

         Under Spanish GAAP, and in accordance with Local Law 6/1996 on balance sheet revaluation, dated November 21, companies may revalue their fixed assets acquired before 1996.

         Under US GAAP revaluations are not permitted.
Page 25

7. Recognition of the Deferred tax asset in the balance sheet, originated by the adjustment included in paragraph 6, above, at full value, calculated on balance sheet temporary differences using the tax rates at which the taxes are expected to be paid.

8.       Tax losses carried forward from prior years

         Recognition of the Deferred tax asset in the balance sheet at full value, due to tax losses carried forward from prior years yet to be offset as at December 31, 1998, calculated using tax rates at which the taxes are expected to be paid.

9.       Deferred tax assets valuation allowance

         Under US GAAP. deferred tax assets are recognised in the balance sheet at full value, but reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of the deferred tax asset will not be realised.

         At present, the preparation of a viability plan is expected to justify the recovery of the deferred tax asset recorded.

10.      Other items

         10.1     Statement of cash-flows

                  Spanish GAAP does not require presentation of a statement of cash-flow. However, it is compulsory that a statement of source and application of funds be included as a footnote to the annual accounts of each individual company.

         10.2     Extraordinary Income and Expense

                  Under Spanish GAAP, the company has recorded certain income and expenses as extraordinary in the income statement. Under US GAAP, these items would not have been classified as extraordinary items but rather included in the determination of operating results.

         10.3     Leases

         Under Spanish GAAP, total installments due under a finance lease are credited to appropriate long and short term creditors and the cash cost of the item is capitalized as an intangible asset ("rights over leased assets") and the balance is recorded as deferred interest.

         Under US GAAP, an asset and the corresponding liability should be recognized at the lower of the fair value or the present value of the minimum lease payments.

(b)      RELATED PARTY TRANSACTIONS

The nature and extent of transactions with all related parties are disclosed, together with the amounts involved, in Notes 4 i) and 10.

The sale of materials to Equipos de Control Elecctrico, S.A., implies that intercompany transfer prices are established so that this company receives 3% over the total amount invoiced to the final customer, which in 1998 amounted to PThs 1,256,204.

The trading license, PThs 19,000, corresponds to the agreement for the exclusive trading rights held by Equipos de Control E1ectrico, S.A.

                                DIRECTORS' REPORT
                                      1998

                                   FREE TRANSLATION FROM THE ORIGINAL IN SPANISH
--------------------------------------------------------------------------------

Page 28
                                   FREE TRANSLATION FROM THE ORIGINAL IN SPANISH
--------------------------------------------------------------------------------

                             1998 DIRECTORS' REPORT

Following the reorganization process carried out in the past years, 1998 has seen the return to a profit situation for the Company. The adjustments made have led to our being in a more competitive position, which, in turn has permitted improving both production and sales figures, that have reached the highest level in the company's history.

In the Business Area we would like to point out the following actions:

o A strengthening of our presence in neighboring countries, through approaching major companies such as CEGELEC in France, TOSHIBA in England, ABB in Switzerland and DANIELLI in Italy. For the first time we have supplied the former two companies with equipment destined both towards the Spanish market as well as regions as diverse as China and South America.

     The business relationship with these two companies leads us to expect excellent possibilities for future growth in the next year.

     For 1999 we have also received firm orders both from DANIELLI and from the ABB Group.

o Creation of an export consortium called Enertrade, composed of four companies from the electromechanical sector, destined, basically, towards promoting exports to North Africa and Central America.

In the Production Area we should highlight the following:

o Streamlining of production, eliminating almost completely those processes that require minimal technical ability.

o Creation of a network of collaborating companies, capable of complementing our activities so that our capacity for development of Engineering generates greater final production.

o Establishment of the Quality Standard ISO 9001, to gain the qualification for design and manufacture in accordance with the most demanding quality requirements.

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--------------------------------------------------------------------------------

                                   FREE TRANSLATION FROM THE ORIGINAL IN SPANISH
--------------------------------------------------------------------------------

PAGE 2

Finally, we would like to point out that during the year just ended, we have begun a collaboration program with a local company in Lima - Peru, for the establishment of a new company called Consonni Peru, which will engage in the manufacture of electronic equipment based on technology provided by C.E. Consonni, S.A.

This company, which will be formally set up during March 1999, will allow us to access an expanding market with high growth possibilities at the present time.

Lastly, in order to undertake the planned growth with a guarantee of success, both in the domestic and international markets, the shareholders have taken on the commitment to complete the repayment of the share capital increase before the end of 1999, which will, without a doubt, assist in participating in new projects that could demand a greater financing capacity.

                                     *******

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Page 30
                                   FREE TRANSLATION FROM THE ORIGINAL IN SPANISH
--------------------------------------------------------------------------------

DRAWING UP THE ANNUAL ACCOUNTS AND DIRECTORS' REPORT

The Board of Directors of Construcciones Electromecanicas Consonni, S.A., on March 8, 1999, in compliance with the requirements laid down in current legislation proceeds to draw up the annual accounts and directors' report for the year from 1 January 1998 to 31 December 1998.

S/S PEDRO PABLO ERRAZURIZ
-------------------------------
MR. PEDRO PABLO ERRAZURIZ
(CHARIMAN)

S/S JUAN PHILLIPS DAVILA
-------------------------------
MR. JUAN PHILLIPS DAVILA
(DIRECTOR)

S/S IGNACIO MONTALBAN
-------------------------------
MR. IGNACIO MONTALBAN
(Deputy Chairman)

S/S PEDRO PABLO ERRAZURIZ DOMINGUEZ
--------------------------------------------
MR. PEDRO PABLO ERRAZURIZ DOMINGUEZ
(DIRECTOR)

S/S JOSE IGNACIO CARRASCO
-------------------------------
MR. JOSE IGNACIO CARRASCO
(DIRECTOR)

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--------------------------------------------------------------------------------

FORMULACION DE LAS CUENTAS ANUALES E INFORME DE GESTION

El Consejo de Adrninistracion de Construcciones Electromecanicas Consonni, S.A., en fecha 9 de marzo de 1999, y en cumplimiento de los requisitos establecidos en la legislacion vigente precede a formular las cuentas anuales y el informe de gestion, del ejercicio comprendido entre el 1 de enero de 1998 y el 31 de diciembre de 1998.

S/S PEDRO PABLO ERRAZURIZ
-------------------------------
S. D. PEDRO PABLO ERRAZURIZ
(PRESIDENTE)

S/S JUAN PHILLIPS DAVILA
-------------------------------
D. JUAN PHILLIPS DAVILA
(Consejero)

S/S IGNACIO MONTALBAN
-------------------------------
MR. IGNACIO MONTALBAN
(VICEPRESIDENTE)

S/S PEDRO PABLO ERRAZURIZ DOMINGUEZ
-------------------------------
MR. PEDRO PABLO ERRAZURIZ DOMINGUEZ
(CONSEJERO)

S/S JOSE IGNACIO CARRASCO
-------------------------------
MR. JOSE IGNACIO CARRASCO
(CONSEJERO)